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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                        ---------------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                      THE SECURITIES EXCHANGE ACT OF 1933

                             CAMPBELL SOUP COMPANY
               (Exact Name of Issuer As Specified in Its Charter)

              NEW JERSEY                              21-0419870
        State of Incorporation              I.R.S. Employer Identification No.

                                 CAMPBELL PLACE
                         CAMDEN, NEW JERSEY  08103-1799
                          Principal Executive Offices

                       CAMPBELL SOUP COMPANY SAVINGS AND
                       401(K) PLAN FOR SALARIED EMPLOYEES
                            (Full Title of the Plan)

                                JOHN M. COLEMAN
                 SENIOR VICE PRESIDENT - LAW AND PUBLIC AFFAIRS
                             CAMPBELL SOUP COMPANY
                 CAMPBELL PLACE, CAMDEN, NEW JERSEY  08103-1799
                     Name and address of agent for service

  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE:  (609) 342-4800


                                      CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------
                                                                          Proposed
Title of Securities to be Registered     Amount to be Registered          Maximum                    Amount of
                                                                     Aggregate Offering            Registration Fee*
                                                                           Price*
- ------------------------------------------------------------------------------------------------------------------
Participations in the Campbell Soup         $150,000,000               $150,000,000                   $51,724.14
Company Savings and 401(k) Plan
  for Salaried Employees

Capital Stock ($.075 par value)             3,149,275 Shares
- ------------------------------------------------------------------------------------------------------------------

* Each employee participating in the Plan may contribute up to 15% of his earnings and his employer will contribute 50 cents for each $1 of his contributions up to 5% of his earnings. The employer contribution can increase to 60 cents for each $1 if certain financial performance goals are achieved. The employee may direct that all contributions be invested in Capital Stock of Campbell Soup Company or otherwise as provided in the Plan. The $150,000,000 of Plan participations being registered are the estimated amount of all contributions which would be made over a four-year period. The shares of Capital Stock of the Company being registered represent the number of such shares that would be purchased under the Plan during such period if all contributions were invested in Capital Stock at $47.63 per share, the last sale price on the New York Stock Exchange - Composite Transactions tape on May 25, 1995.

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An Index of Exhibits appears on page 8.  This Form S-8 contains 83 pages including Exhibits.




13463
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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The Registrant and the Campbell Soup Company Savings and 401(k) Plan for Salaried Employees ("Plan") incorporate by reference into the registration statement the documents listed below:

        (a) Registrant's annual report on Form 10-K and Form 10-K/A1 for the fiscal year ended July 31, 1994, and the Plan's annual report on Form
11-K filed pursuant to Section 15(d) of the Exchange Act for the Plan
Year Ended December 31, 1993.

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since July 31,
1994.

        (c) The description of the Capital Stock contained in Campbell's Registration Statement dated November 16, 1954, filed under the
Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

        (d) The contents of Registration Statement on Form S-8, SEC File No. 33-19154 for the Campbell Soup Company Savings and 401(k) Plan for
Salaried Employees.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Campbell Soup Company Capital Stock, which is one of the investment options offered, is registered under Section 12 of the Exchange Act.

Item 5. Interest of Named Experts

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 14A:3-5 of the New Jersey Business Corporation Act requires a corporation to indemnify a director, officer or employee for expenses to the extent that he or she has been successful in any legal proceeding involving that individual by reason of his or her having served as a "corporate agent" as defined in the statute. It permits a corporation to indemnify for expenses and liabilities irrespective of the outcome, as follows: (i) in a civil proceeding, other than by or in the right of the corporation, if the individual acted in good faith and in a manner reasonably believed to

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be in or not opposed to the best interests of the corporation; and (ii)
in a criminal proceeding, if the individual had no reasonable cause to believe his or her conduct was unlawful. In civil proceedings, by or in the right of the corporation, the law also enables a corporation to provide indemnification for expenses if the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. If the individual has been found liable to the corporation for negligence or misconduct, such indemnification may only be provided if an appropriate court determines that in view of all the circumstances the individual is fairly and reasonably entitled to indemnity for expenses.

        Article IV of the By-Laws of the Registrant provides as follows:

        Section 1. The Corporation shall indemnify to the full extent from time to time permitted by law any present, former or future director, officer, or employee ("Corporate Agent") made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative, or of any other kind, including by or in the right of the Corporation ("Proceeding"), by reason of the fact that such person is or was a Corporate Agent of the Corporation or any subsidiary of the Corporation or, while serving as a Corporate Agent of the Corporation or any subsidiary of the Corporation, serves or served another enterprise (including, without limitation, any sole proprietorship, association, corporation, partnership, joint venture or trust), whether or not for profit, at the request of the Corporation as a director, officer, employee or agent thereof (including service with respect to any employee benefit plan of the Corporation or any subsidiary of the Corporation), against expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such Proceeding or any appeal therein. No indemnification pursuant to this
Article IV shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

        Section 2. Expenses incurred in connection with a Proceeding shall be paid by the Corporation for any Corporate Agent of the Corporation in advance of the final disposition of such Proceeding promptly upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation. Such an undertaking shall not, however, be required of a nonparty witness.

        Section 3. The foregoing indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person indemnified may be entitled.

        Section 4. The rights provided to any person by this Article IV shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a Corporate Agent. No elimination of or amendment to this Article IV shall deprive any person of rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to such elimination or amendment. The rights provided to any person by this
Article IV shall inure to the benefit of such person's legal representative and shall be applicable to Proceedings commenced or continuing after


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the adoption of this Article IV, whether arising from acts or omissions occurring before or after such adoption.

        Section 5. The Corporation's Board of Directors may from time to time delegate

        (i) to a Committee of the Board of Directors of the Corporation or to independent legal counsel the authority to determine whether a Director or officer of the Corporation, and

        (ii) to one or more officers of the Corporation the authority to determine whether an employee of the Corporation or any subsidiary, other than a Director or officer of the Corporation,

is entitled to indemnification or advancement of expenses pursuant to, and in accordance with, applicable law and this Article IV, subject to such conditions and limitations as the Board of Directors may prescribe.

Item 7.  Exemption From Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         4      -       Campbell Soup Company Savings and 401(k) Plan for
                        Salaried Employees

         5      -       Registrant will or has submitted the Plan and any
                        amendment thereto to the Internal Revenue Services
                        ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan

         23      -      Consent of Price Waterhouse LLP

         24      -      Power of Attorney

Item 9.  Undertakings

(a)      The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)     to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

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                        (iii)  to include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden and State of New Jersey, on the 26th day of May, 1995.



                                         CAMPBELL SOUP COMPANY



                                         BY: /s/ Leo J. Greaney
                                             ----------------------------
                                             Leo J. Greaney
                                             Vice President - Controller

Officers and Directors. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on date indicated:

Date:  May 26, 1995




                                         By: /s/ Leo J. Greaney
                                             --------------------
                                             Leo J. Greaney
                                             Vice President - Controller
                                             (Principal Accounting Officer)



David W. Johnson        Chairman, President, Chief                     }
                        Executive Officer and Director                 }
                        (Principal Executive Officer and               }
                        and Principal Financial Officer)               }
Alva A. App             Director                                       }
Robert A. Beck          Director                                       }
Edmund M. Carpenter     Director                                       } By: /s/ John M. Coleman
Bennett Dorrance        Vice Chairman and Director                     }     --------------------------------
John T. Dorrance, III   Director                                       }     John M. Coleman
Thomas W. Field, Jr.    Director                                       }     Senior Vice President - Law and Public
Philip E. Lippincott    Director                                       }     Affairs (Attorney-in-Fact)
Mary Alice Malone       Director                                       }
Ralph A. Pfeiffer, Jr.  Director                                       }
Donald M. Stewart       Director                                       }
George Strawbridge, Jr  Director                                       }
Robert J. Vlasic        Director                                       }
Charlotte C. Weber      Director                                       }

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The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
Administrative Committee has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Camden, State of New Jersey, on May 26, 1995.



                                            Campbell Soup Company Savings and
                                            401(k) Plan for Salaried Employees



                                            By: /s/ Robert Subin
                                                ------------------------
                                                Robert Subin
                                                Chairman of the Administrative
                                                Committee


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                               INDEX OF EXHIBITS


Document                                                     Page
- --------                                                     ----

    4   Campbell Soup Company Savings and 401(k)
        Plan for Salaried Employees                           9

   23   Consent of Price Waterhouse LLP                       79

   24   Power of Attorney                                     80





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